UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2021
 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The description of Daniel E. Brown’s employment agreement and related equity grant agreements in Item 5.02 is incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
The information regarding the termination of Douglas E. Brooks’s employment agreement in Item 5.02 is incorporated by reference into this Item 1.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Daniel E. Brown as Chief Executive Officer and Director. On April 13, 2021, the Board of Directors (the “Board”) of Oasis Petroleum Inc. (“Oasis” or the “Company”) appointed Daniel E. Brown to serve as Chief Executive Officer, effective immediately. In connection with the Board’s appointment of Mr. Brown as Chief Executive Officer, the Board increased the size of the Board from six to seven directors and appointed Mr. Brown to fill the newly-created directorship, effective immediately.
Mr. Brown, age 45, has 23 years of experience in the oil and natural gas industry. He spent his career with Anadarko Petroleum Corporation (“Anadarko”) or one of its predecessors until Anadarko was acquired by Occidental Petroleum Corporation (“Occidental”) in August 2019. From October 2017 to August 2019, Mr. Brown served as Anadarko’s Executive Vice President, U.S. Onshore Operations. Prior to that position, he served as Executive Vice President, International and Deepwater Operations beginning in May 2017; Senior Vice President, International and Deepwater Operations beginning in August 2016; Vice President, Operations (Southern and Appalachia) beginning in August 2013; and Vice President, Corporate Planning beginning in May 2013.
Mr. Brown joined Anadarko in August 2006 upon the acquisition of Kerr-McGee Corporation (“Kerr-McGee”), where he began his career. In addition to those positions mentioned above, Mr. Brown held positions of increasing responsibility with Anadarko and Kerr-McGee throughout his career in U.S. onshore and Gulf of Mexico segments, as well as internationally. Mr. Brown also served as a director of Western Gas Equity Partners, LP (NYSE: WGP) and Western Gas Partners, LP (NYSE: WES) from November 2017 to February 2019. After the February 2019 simplification of those two MLPs, he served on the board of Western Midstream Partners, LP (NYSE: WES) until August 2019, when the Anadarko-Occidental transaction was completed. Since January 2020, Mr. Brown has served on the board of Beacon Offshore Energy LLC, a private-equity sponsored exploration and production company that is focused on the deepwater Gulf of Mexico.
Mr. Brown is a registered Professional Engineer in the state of Texas and serves on the board of Junior Achievement of Southeast Texas. Mr. Brown holds a Bachelor of Science in Mechanical Engineering from Texas A&M University and an MBA from Rice University, where he was a Jones Scholar Award recipient.
The Board believes that Mr. Brown is qualified to serve as Chief Executive Officer and director of the Company based on his education and extensive experience in the oil and gas industry. He has served in senior leadership positions for two large well-respected oil and gas companies.
Board Chair. In connection with Mr. Brown’s appointment as Chief Executive Officer of the Company, Douglas E. Brooks ceased to serve as Chief Executive Officer. Mr. Brooks, who was serving as Board Chair at the time, was appointed Chief Executive Officer by the Board on December 22, 2020, to serve in that capacity during the period that the Board conducted a search for a new Chief Executive Officer. Under the terms of Mr. Brooks’s employment agreement relating to interim role as Chief Executive Officer, Mr. Brooks no longer serves as an employee of the Company and his employment agreement has been terminated. Mr. Brooks will continue to serve as Board Chair.
Lead Independent Director. In accordance with the Company’s Second Amended and Restated Bylaws (the “Bylaws”), when Mr. Brooks was appointed Chief Executive Officer and therefore held both the Chief Executive Officer role and the Board Chair role, the Board appointed director Samantha Holroyd to serve as Lead Independent Director. Because Mr. Brooks once again serves only as Board Chair (and not as Chief Executive Officer), the position of Lead Independent Director is no longer required under the Bylaws. Ms. Holroyd will continue to serve as a director of the Company, including as Chair of the Nominating, Environmental, Social and Governance Committee.
Brown Employment Agreement. In connection with Mr. Brown’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Brown (the “Employment Agreement”). The Employment Agreement has an initial employment period of three years. Beginning with the third anniversary of Mr. Brown’s appointment as Chief Executive Officer, Mr. Brown’s employment period (“Employment Period”) will be automatically extended for a period of 12 months commencing on April 13, 2024, and on each successive annual anniversary of the commencement date of the then-current 12-month renewal period unless either the Company or Mr. Brown gives notice of non-renewal at least 90 days before the next renewal date. The Employment Agreement provides for an annual base salary of $600,000, with an annual target bonus of 100% of Mr. Brown’s base salary.

Termination of Employment. Under the Employment Agreement, upon any termination of employment, Mr. Brown is entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which Mr. Brown terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If Mr. Brown is terminated due to death or “disability,” then Mr. Brown will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of Mr. Brown’s base salary, payable in a lump sum within 60 days following termination, and (iv) reimbursement of COBRA premiums, if Mr. Brown elects and remains eligible for COBRA, for up to 18 months following termination.
Non-Renewal of Employment Agreement. If Mr. Brown’s employment terminates by reason of the Company’s non-renewal of the Employment Agreement at expiration, Mr. Brown is entitled to receive reimbursement of COBRA premiums, if Mr. Brown elects and remains eligible for COBRA, for up to 12 months following termination. Except for this COBRA reimbursement obligation, and except as provided in any award notices for the Initial Equity Grants (as described below), the non-renewal of the Employment Agreement does not entitle Mr. Brown to any severance benefits, vesting of unvested equity grants or any other benefits.
Termination Other Than for Cause or Good Reason. If the Company terminates Mr. Brown’s employment for a reason other than “cause,” or if Mr. Brown terminates employment for “good reason,” and, in each case, such termination is not within 18 months following a “change in control,” then Mr. Brown will be entitled to receive the following amounts:
(i)    the Accrued Payments;
(ii)    a pro-rata portion of the annual performance bonus for the calendar year of termination;
(iii)    an amount equal to two times (the “Severance Multiple”) the sum of (a) Mr. Brown’s base salary as of the date of termination, plus (b) the aggregate of the product of (x) Mr. Brown’s base salary as of the date of termination and (y) the target bonus percentage specified in the Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); and
(iv)    reimbursement of COBRA premiums, if Mr. Brown elects and remains eligible for COBRA, for up to 18 months following termination.
Severance amounts, other than the pro-rata bonus amount, are subject to Mr. Brown’s delivery to the Company (and non-revocation) of a release of claims within 50 days of his termination date.
Change in Control. Under the Employment Agreement, if Mr. Brown’s employment is terminated by the Company without “cause” or by Mr. Brown for “good reason,” in each case, within 18 months following a “change in control,” then the Severance Multiple is 2.5X instead of 2X.
Under the Employment Agreement, these severance amounts are paid on the same schedule as described above under “Termination Other Than for Cause or Good Reason.”
No Gross Up Payments. The Employment Agreement provides that, if any payments made pursuant to the Employment Agreement in connection with a change in control would result in Mr. Brown receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, the Company will not provide any gross-up payment for those excise taxes. Instead, the Employment Agreement provides that any golden parachute payments will be paid to Mr. Brown in full (with Mr. Brown responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after-tax position for Mr. Brown. Generally, the 280G safe harbor amount is equal to three times Mr. Brown’s average annual compensation from the Company for the preceding five years, or such lesser period during which Mr. Brown was employed by the Company.
Restrictive Covenants. Mr. Brown is subject to certain confidentiality, non-compete and non-solicitation provisions contained in the Employment Agreement. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the Employment Agreement and for 12 months following Mr. Brown’s termination date.
Applicable Definitions. For purposes of the Employment Agreement, the terms listed below are defined as follows:
(i)    “cause” means (a) Mr. Brown has been convicted of a misdemeanor involving moral turpitude or a felony, (b) Mr. Brown has engaged in grossly negligent or willful misconduct in performing his duties (including the willful failure to follow any lawful express directive of the Board, within the reasonable scope of Employee’s substantive duties) that has a material detrimental effect on the Company, (c) Mr. Brown has breached a material provision of the Employment Agreement or any material provision of a written code of conduct or similar Company policy, (d) Mr. Brown has engaged in conduct that is materially injurious to the Company or

(e) Mr. Brown has committed an act of fraud. Under the Employment Agreement, Mr. Brown will have a limited period of 30 days to cure events (except in the case of a cause event described in clause (a) above).
(ii)    “change in control” means (a) a person acquires 50% or more of the Company’s outstanding stock or outstanding voting securities, subject to certain limited exceptions, (b) individuals who serve as board members on the effective date of the Employment Agreement (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of the Company’s Board of Directors, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of the Company’s assets, subject to certain limited exceptions, or (d) approval by the Company’s stockholders of a complete liquidation or dissolution.
(iii)    “disability” means Mr. Brown’s physical or mental impairment that prevents him from being able to perform his inability to perform his essential job functions with or without reasonable accommodation, as may be required by law for a period of 180 days in any 12-month period.
(iv)    “good reason” means, without Mr. Brown’s express written consent, (a) a material reduction in Mr. Brown’s base salary or target performance bonus percentage, (b) the failure by the Company to continue to provide Mr. Brown with the opportunity to participate in any material equity incentive compensation plan during the Employment Period, (c) a material diminution in Mr. Brown’s authority, status, title, position, duties or responsibilities, (d) the failure by the Board to nominate Mr. Brown for reelection as a director in connection with any stockholder meeting at which Mr. Brown’s term as a director is scheduled to expire; (e) the assignment to Mr. Brown of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities; (f) a change in the geographic location where Mr. Brown must normally perform services by more than 50 miles; or (g) a material breach by the Company of the Employment Agreement. Mr. Brown must notify the Company within 60 days after the occurrence of any such event and the Company has 30 days following notice to cure. The definition of “good reason” provides that the Initial Equity Grants satisfy the equity incentive plan participation requirement through the end of the 2023 fiscal year.
This summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Adoption of New Equity Incentive Program. As previously disclosed on the Company’s Current Report on Form 8-K filed on January 21, 2021, the Compensation Committee of the Board approved a new equity incentive program for the Company on January 18, 2021. The new equity incentive program consists of three types of restricted stock units:
•    Time-Vested Restricted Stock Units (“RSUs”): contingent shares vest 25% per year over four years to promote retention of key executives.
•    Relative Total Shareholder Return Performance Share Units (“PSUs”):
•    Contingent shares that may be earned over three and four years depending upon the Company’s relative total shareholder return (“TSR”) performance in comparison to pre-determined arrays of companies, as described below. These relative TSR PSUs promote alignment with shareholder interests by rewarding for shareholder returns measured against potential alternative investments.
•    The number of PSUs earned over the three- or four-year performance periods ranges from 0 to 150% of target, based on performance.
•    50% of the PSU awards are based on performance relative to the Company’s oil & gas peers (divided evenly between the three- and four-year performance periods).
•    50% of the PSU awards are based on performance relative to the broad-based Russell 2000 index (divided evenly between the three- and four-year performance periods).
•    Absolute TSR PSUs (also known as Leveraged Stock Units (“LSUs”)):
•    Contingent shares that may be earned over three and four years depending upon the TSR performance of the Company’s common stock measured against specific premium return objectives. These absolute TSR PSUs promote alignment with shareholder interests by rewarding for the absolute increase in total shareholder returns.
•    50% of the LSU awards are measured over three years, and 50% measured over four years
•    The number of LSUs earned over the three- or four-year performance periods ranges from 0 to 300% of target, based on performance

The Compensation Committee’s new equity incentive program is designed to represent a three-year grant, which the Compensation Committee believes incentivizes the Company’s management team to achieve sustained stock performance over an extended period of time. In other words, after the initial equity grants made to Mr. Brown described below, the Compensation Committee does not intend to make any additional equity grants to Mr. Brown until the 2024 fiscal year at the earliest.
Initial Equity Grants to Mr. Brown. As required by the Employment Agreement, on April 13, 2021, the Compensation Committee made the following initial grants under the new equity incentive program (the “Initial Equity Grants”) to Mr. Brown:

Type of Equity Grant	Target	Maximum
Time-Vested RSUs (0-100%)	43,975	43,975
Relative TSR PSUs (0-150%)	43,980	65,970
Absolute TSR PSUs (LSUs) (0-300%)(1)	74,584	223,752
(1)     In addition to the 300% cap, the total number of shares of common stock that may be delivered under the LSUs shall not exceed 10 times the fair value of the LSUs as of the date of grant.
Initial Equity Grant Vesting Provisions
The Employment Agreement provides that accelerated vesting will occur only on the terms set forth in the applicable grant agreement. The vesting provisions of the Initial Equity Grants are summarized below. Future equity agreements, if any, are not required to include these vesting provisions.
For purposes of each of the Initial Equity Awards, “disability,” “cause,” “good reason” and “change in control” have generally the same meaning described above with respect to the Employment Agreement.
Time-Vested RSUs. If Mr. Brown’s employment with the Company is terminated prior to the end of the four-year forfeiture restriction period (i) by the Company without “cause,” (ii) by reason of the Company’s non-renewal of the Employment Agreement (a “Non-Renewal”), (iii) by Mr. Brown for “good reason” or (iv) by reason of Mr. Brown’s death, then, upon termination, Mr. Brown will vest in the number of unvested RSUs that were scheduled to vest within 12 months following his termination. Furthermore, if any of these types of termination occurs within 18 months following a change in control, then all unvested RSUs will vest in full upon Mr. Brown’s termination.
Furthermore, if a change in control occurs and the acquiring company does not assume the RSUs and convert them into a substantially equivalent award, then all unvested RSUs will vest in full upon the completion of the change in control.
Relative TSR PSUs and Absolute TSR PSUs (LSUs). If Mr. Brown’s employment with the Company is terminated prior to the end of the four-year forfeiture restriction period (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by Mr. Brown for “good reason” or (iv) by reason of Mr. Brown’s death, then, actual PSU and LSU performance would be measured at end of the entire three- or four-year measurement period (or, if earlier, a post-termination change in control-adjusted performance period), and then the amount of the earned award would be prorated based on (A) Mr. Brown’s service following the date of his Employment Agreement or (B) 12 months, whichever is greater, as a percentage of the entire measurement period.
Furthermore, if change in control occurs prior to the end of a performance measurement period, then performance will be measured based on the change in control price. In addition, if the change of control occurs 18 months or less following the date of the Employment Agreement, performance will be measured against (i) the change in control price or (ii) 100% of target payout, whichever is greater.
This summary of the Initial Equity Grants is qualified in its entirety by reference to the full text of Mr. Brown’s forms of award notices and related grant agreements for the RSUs, PSUs and LSUs, which are attached hereto as Exhibits 99.3, 99.4 and 99.5 and are incorporated by reference herein.
Indemnification Agreement. In connection with his appointment as Chief Executive Officer and director of the Company, Mr. Brown entered into an Indemnification Agreement in the form entered into by the other executive officers and directors of the Company (the “Indemnification Agreement”). The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to Mr. Brown’s service to the Company or any of its subsidiaries. This summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of that agreement, which is attached hereto as Exhibit 99.6 and is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure
On January 21, 2021, the Company issued a press release with respect to Mr. Brown’s appointment as Chief Executive Officer and a director. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Oasis Petroleum Inc. on April 14, 2021.
99.2†	Employment Agreement, dated April 13, 2021, by and between Oasis Petroleum Inc. and Daniel E. Brown
99.3†	Form of Notice of Grant for Restricted Stock Units for Daniel E. Brown dated April 13, 2021 (with form of associated Restricted Stock Unit Agreement attached thereto)
99.4†	Form of Notice of Grant for Relative Total Shareholder Return Performance Share Units for Daniel E. Brown dated April 13, 2021 (with form of associated Performance Share Unit Agreement attached thereto)
99.5†	Form of Notice of Grant for Absolute Total Shareholder Return Performance Share Units for Daniel E. Brown dated April 13, 2021 (with form of associated Performance Share Unit Agreement attached thereto)
99.6†	Indemnification Agreement, dated April 13, 2021, by and between Oasis Petroleum Inc. and Daniel E. Brown

__________________
† Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: April 19, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary